UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2022

Meta Materials Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Research Drive Dartmouth, Nova Scotia, Canada B2Y 4M9
(Address of principal executive offices, including zip code)

(902) 482-5729

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2022, Meta Materials, Inc. (the “Company”), on the one hand, and Dmitry Yarmolich and Dzianis Yarmolich (the “Sellers”), the two shareholders of Plasma App Ltd., a private company limited by shares organized under the laws of England and Wales (“PAL”), on the other hand, entered into an Agreement for the Sale and Purchase of the Entire Issued Share Capital of Plasma App Ltd. (the “Purchase Agreement”), pursuant to which the Company agreed to purchase, subject to the terms and conditions of the Purchase Agreement, all of the issued and outstanding equity of PAL from the Sellers. PAL is the developer of PLASMAfusion™, a proprietary manufacturing platform technology, which enables high speed coating of any solid material on any type of substrate.

The closing of the transactions contemplated by the Purchase Agreement occurred on April 1, 2022.

At the closing, the Company issued to the Sellers an aggregate of 9,677,419 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing a number of shares of Common Stock equal to $18,000,000 divided by $1.86 (the volume weighted average price for the ten trading days ending on March 31, 2022). Additionally, on the date that is 18 months after the date of the closing, the Company is obligated to issue to the Sellers up to an additional 1,075,268 shares of Common Stock in the aggregate, representing a number of shares of Common Stock equal to $2,000,000 divided by $1.86 (the volume weighted average price for the ten trading days ending on March 31, 2022), subject to adjustment as provided in the Purchase Agreement, including as a result of claims that may be brought by the Company pursuant to the Purchase Agreement.

Under the Purchase Agreement, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission that registers the resale of the Shares on behalf of the Sellers.

The foregoing summary is not complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit in a subsequent periodic report of the Company to be filed under the Securities Exchange Act of 1934, as amended.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference.

The offer and sale of the shares of Common Stock to the Sellers pursuant to the Purchase Agreement (the “Shares”) were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued to two accredited investors (as the term is defined in Rule 501(a) of Regulation D) who are non-U.S. persons (as the term is defined in Regulation S of the Securities Act) in an offshore transaction, and such issuances were made in reliance on the exemptions or exclusions from the registration requirements of the Securities Act, contained in Regulation S and/or Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Appropriate restrictive legends have been placed on the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META MATERIALS INC.

By:	/s/ Ken Rice
Ken Rice
Chief Financial Officer & Executive Vice President

Date: April 6, 2022